UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2026

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas T. Edman and Raejeanne Skillern Appointment

On January 22, 2026, following the 2026 Annual Meeting of Stockholders of Jabil Inc. (the “Company” or “Jabil”), the Board of Directors (the “Board”) of Jabil increased the size of the Board from seven to nine directors and appointed Mr. Thomas T. Edman and Ms. Raejeanne Skillern to the Board, effective immediately and continuing until the next annual meeting of stockholders or until his and her successors, respectively, are duly elected and qualified. The Board has determined that each Mr. Edman and Ms. Skillern is independent under the standards of the New York Stock Exchange and other governing laws and applicable regulations. Mr. Edman has been appointed to Jabil’s Audit Committee and Cybersecurity Committee. Ms. Skillern has been appointed to Jabil’s Audit Committee.

Mr. Edman and Ms. Skillern will receive compensation for their service on the Board consistent with that provided to all non-employee directors, which is described under the caption “Proposal No. 1: Election of Directors – Non-Management Director Compensation” in Jabil’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 12, 2025, as adjusted by the Board from time to time.

Other than the compensation from the registrant set forth in the preceding paragraph, no arrangement or understanding exists between Mr. Edman or Ms. Skillern and any other persons, pursuant to which either Mr. Edman or Ms. Skillern was selected as a director and there are no transactions in which Mr. Edman or Ms. Skillern has a material interest that would require disclosure under Item 404(a) of Regulation S-K.

On January 22, 2026, the Company issued a press release announcing Mr. Edman’s and Ms. Skillern’s appointments to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Steven Raymund Appointed Chairman

Also on January 22, 2026, director Steven Raymund was appointed Chairman of the Board.

Sujatha Chandrasekaran Committee Appointments

Ms. Chandrasekaran was appointed to the Compensation Committee and the Cybersecurity Committee of the Board on January 22, 2026.

Mark T. Mondello’s Consulting Arrangement

As first disclosed in Jabil’s Current Report on Form 8-K filed on October 21, 2025, Mr. Mark T. Mondello did not run for re-election to the Board. Mr. Mondello’s employment with Jabil and service as Executive Chairman of the Board ended on January 22, 2026. Jabil and Mr. Mondello entered into a Consulting Agreement (the “Consulting Agreement”) on January 22, 2026, pursuant to which Mr. Mondello will provide consulting services as an independent contractor to Jabil until January 22, 2028 (the “Consulting Period”). During the Consulting Period, Mr. Mondello will provide advisory and strategic services when requested by the Company’s CEO or Board. Unless terminated for Cause (as defined in the Jabil Inc. 2021 Equity Incentive Plan), during the Consulting Period, Jabil will pay Mr. Mondello a monthly consulting fee of $145,833.00. During the Consulting Period, Jabil shall reimburse Mr. Mondello for his reasonable out-of-pocket expenses incurred in connection with the consulting services in accordance with Jabil’s existing expense reimbursement procedures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*†	Consulting Agreement dated January 22, 2026, between Jabil Inc. and Mark T. Mondello

99.1*	Press Release dated January 22, 2026

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

*	Filed herewith
†	Management contracts, compensation plans or arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

January 28, 2026	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Senior Vice President, Securities, M&A and Corporate Secretary